Exhibit 99

Exhibit 99 to Current Report on Form 8-K

News Release From:

Dotronix, Inc.
(OTC Bulletin Board: DOTX)

FOR IMMEDIATE RELEASE:  June 17, 2003

Dotronix, Inc. Announces Death of William S. Sadler

ST. PAUL,  June 17, 2003…Dotronix, Inc. (OTC BULLETIN BOARD: DOTX) announced with great sadness that its President, William S. Sadler, has died unexpectedly.  Mr. Sadler founded the Company in 1980 and served as its President and a director continuously since that time.

The Company’s board of directors has elected Kurt T. Sadler to serve as its Acting President.  Mr. Sadler previously served as the Company’s Operations Manager and has been employed by the Company since 1982.

Dotronix, Inc. is a full service  provider  of electronic digital point of purchase and command and control communication systems. These systems include a display device (plasma panel, LCD display, projection), software for both display and scheduling, (single screen to multiple multi-location sites), a content storage and delivery sub-system, (computer, DVD player, Flash memory, web based, wireless, satellite, telephone), content, (full motion video, stills, animation), installation, and field service & maintenance (display devices, computer, players, content, and software).

Contact information:	Kurt T. Sadler
651-633-1742